UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2015

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation) Delaware (Kilroy Realty, L.P.)	001-12675 (Kilroy Realty Corporation) 000-54005 (Kilroy Realty, L.P.)	95-4598246 (Kilroy Realty Corporation) 95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.
Kilroy Realty Corporation (the “Company”) and Kilroy Realty, L.P. (the “Operating Partnership”) are parties to an employment agreement, dated January 1, 2013, with Jeffrey C. Hawken, the Executive Vice President and Chief Operating Officer of the Company and the Operating Partnership (the “Current Employment Agreement”). The Current Employment Agreement expires on December 31, 2015. On December 15, 2015, the Executive Compensation Committee of the Company’s Board of Directors approved, and the Company and the Operating Partnership entered into, an amended employment agreement with Mr. Hawken that will take effect on December 31, 2015 (the “Amended Employment Agreement”). The Amended Employment Agreement continues Mr. Hawken’s employment on terms substantially similar to those of the Current Employment Agreement with a new term scheduled to continue through March 1, 2019. Mr. Hawken’s base salary level, and annual target level of cash and equity incentives (as a percentage of base salary), under the Amended Employment Agreement have not changed from the levels currently in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: December 18, 2015

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.
Date: December 18, 2015

By:	Kilroy Realty Corporation,
Its general partner

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller